UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1500, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2012, PAA Natural Gas Storage, L.P. (the “Partnership”) entered into the First Amendment to Credit Agreement (the “Amendment”) among the Partnership, as Borrower; Bank of America, N.A., as Administrative Agent and L/C Issuer; and the other Lenders party thereto. Terms used but not defined herein have the meanings assigned to them in the Amendment, which is attached hereto as Exhibit 10.1, and in the original Credit Agreement dated August 19, 2011, a copy of which was attached as Exhibit 10.1 to the Partnership’s Form 8-K filed on August 25, 2011 (the “Original Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).

Also on June 27, 2012, the Partnership partially exercised the accordion feature of the Original Credit Agreement and increased from $250 million to $350 million the aggregate amount of Revolving Credit Facility commitments. Pursuant to the Amendment, the Revolving Credit Facility commitments may be further increased to $550 million, subject to, among other term and conditions, obtaining additional or increased lender commitments. The Amendment also provides for one or more one-year extensions of the maturity date of the Revolving Credit Facility and the date (the “GO Bond Mandatory Put Date”) on which the Purchasers of the GO Bond Term Loans have the right to require the Partnership to repurchase such loans, in each case subject to applicable lender approval and other terms and conditions set forth in the Amendment. The Revolving Credit Facility will expire and all amounts outstanding under it will mature on August 19, 2016 unless such maturity date is extended pursuant to the terms of the Amended Credit Agreement, and the Purchasers of the two GO Bond Term Loans have the right to put, at par, to the Partnership the GO Bond Term Loans on August 19, 2016 unless such GO Bond Mandatory Put Date is extended pursuant to the terms of the Amended Credit Agreement. The maturity dates for the GO Bonds, which mature by their terms on May 1, 2032 and August 1, 2035, respectively, were not changed by the Amendment.

The provisions of the Original Credit Agreement providing for the calculation and payment of interest or fees and regarding covenants, including the financial covenants, events of default and lender remedies were substantially unchanged by the Amendment, as were the terms providing for the issuance of Letters of Credit.

The above description of the Amendment is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On July 2, 2012, the Partnership issued a press release announcing the amendment to the credit facility described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Credit Agreement dated as of June 27, 2012, among PAA Natural Gas Storage, L.P., as Borrower; Bank of America, N.A., as Administrative Agent and L/C Issuer; and the other Lenders party thereto.

99.1	Press Release dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.
	By:	PNGS GP LLC, its general partner

Date: July 3, 2012
	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of June 27, 2012, among PAA Natural Gas Storage, L.P., as Borrower; Bank of America, N.A., as Administrative Agent and L/C Issuer; and the other Lenders party thereto.

99.1	Press Release dated July 2, 2012.